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                                                        Exhibit 10.17

                               LEASE AGREEMENT

        AGREEMENT AND LEASE MADE THIS 6th day of March, 1992 by and between Gottsegen Realty Venture, Robert Gottsegen, Trustee of Gottsegen Realty Venture, Roger Gottsegen, Trustee, Commonwealth of Massachusetts, hereinafter called "Landlord", and VICTORY BUTTON, INC., a Massachusetts corporation with principal offices in Leominster, Massachusetts, hereinafter called "Tenant", which expression shall include its successors, executors, administrators and assigns.

        WHEREAS, the Landlord owns a parcel of land with a building thereon in Fitchburg, Massachusetts, and

        WHEREAS, the Tenant is desirous of leasing said land and building to be used for a plastics manufacturing and warehouse facility, and the Landlord is willing to lease said property to said Tenant,

        NOW, THEREFORE, the parties agree as follows:

                                LEASED PREMISES

        The Landlord hereby demises and leases unto the Tenant the following described parcel of land and building located at Crawford Street, Fitchburg, Massachusetts, bounded and described as contained in Exhibit "A" attached hereto and incorporated herein by reference.


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                                       I

                            USE OF DEMISED PREMISES

        The demised premises are to be used by the Tenant for a plastics manufacturing facility and warehouse or any other use permissible under the current zoning of said demised premises, any future amendments to the zoning ordinance or any special permits, variances or licenses obtained by the Tenant by petition to the proper granting authority.

                                       II

                                 TERM OF LEASE

        The term of this lease shall be for thirty-six (36) months commencing on April 1, 1992 and ending on March 31, 1995. The Tenant shall thereafter hold said premises hereby leased during the full term of this lease and paying as rent, except only in case of fire, the sum of Eight Hundred Seventy Five Thousand Nine Hundred and Eighty Eight Dollars ($875,988.00) for said term, payable in equal monthly installments of Twenty Four Thousand Three Hundred and Thirty Three Dollars ($24,333.00).

                                      III

                               REAL ESTATE TAXES

        The Tenant shall pay the real estate taxes levied by the City of Fitchburg on the demised premises.

                                       IV

        The Tenant shall pay for all water and sewer charges assessed by the City of Fitchburg on said property for the



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term of this lease and shall pay for all electricity and heat used on said premises.


                                       V

                         TENANT'S OBLIGATION TO REPAIR

        The Tenant shall have the express obligation to make repairs to the interior of the demised premises, except repairs required because of reasonable wear and tear and the Landlord's obligation with respect to damage by fire as hereinafter exempted, and the Tenant shall hold the Landlord harmless from any loss, cost or damage in connection therewith where said loss, cost or damage is occasioned by the Tenant, its agents, servants or employees, or by persons coming on the demised premises at the express or implied invitation of the Tenant.


                                       VI

                        LANDLORD'S OBLIGATION TO REPAIR

        The Landlord shall have the express obligation to make, promptly after the necessity therefore arises, such repairs to the roof and structure, and plumbing and electrical systems and the exterior of the building of which the demised premises are a part, as may be necessary to keep the building in good repair and condition.

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                                      VII

                                   ASSIGNMENT

        The Tenant shall not assign this lease, nor underlet the whole or any part of the demised premises without first obtaining the written consent of the Landlord. The Landlord covenants and agrees that he will not unreasonably withhold such written consent for such assignment or underletting.


                                      VIII

                                PAYMENT OF RENT

        The Tenant agrees that it will during said term and for such further time as the said Tenant or any person or persons claiming under it shall hold said premises or any part thereof pay unto the Landlord and his assigns the said yearly rent hereinbefore provided for upon the days hereinbefore appointed for the payment of rent during said term.


                                       IX

                          STOCK IN TRADE AND FIXTURES

        The Tenant's stock in trade and fixtures in the demised premises shall be at the sole risk of the Tenant, except if loss, cost of damage in connection therewith is occasioned by the active negligence of the Landlord, its agents, servants or employees.


                                       X

                                 DAMAGE BY FIRE

        The Landlord agrees that no claim shall be made and that no suit or action, either at law or in equity, shall be



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brought by the Landlord or by any person, firm or corporation claiming by, through or under the Landlord, against the Tenant, its successors and assigns, for any loss, cost or damage caused by or resulting from fire, of whatsoever origin, to the building constituting the demised premises are a part, as the case may be.


                                       XI

                   DAMAGE TO PREMISES BY FIRE, CASUALTY OR BY

                             TAKING FOR PUBLIC USE

        Provided always, that in case the said premises or any part thereof shall be taken for any street or other public use or shall be destroyed or damaged by fire or other casualty, or by the action of the City of Fitchburg or other public authorities, after the execution hereof and before the expiration of said term, then a just proportion of the rent hereinbefore reserved, according to the nature and extent of the taking or injury sustained by the demised premises, or in the case of such taking, what may remain thereof, shall have been put in proper condition for use and occupation with due diligence by Landlord at Landlord's sole cost and expense, and in case of taking there shall be a permanent abatement according to the nature and extent of the portion of the premises taken; PROVIDED, however, that in case the said premises or any substantial part thereof, shall be taken for any street or other public use, or shall






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be destroyed or substantially damaged by fire or casualty, or condemned by the action of the City of Fitchburg or other public authorities after the execution hereof and before the expiration of the said term, then this lease and the said term shall terminate at the election of the Landlord or its representatives or assigns or of the Tenant and such election may be made in case of any such taking or destruction notwithstanding the entire interest of the Landlord or its representatives or assigns may have been divested by such taking, and if the lease shall not be terminated as aforesaid, the Landlord shall proceed with all expedition to restore the premises to their condition before said fire or casualty, or in case of a taking to put what may remain of said premises in proper and fit condition for use of said purposes. Should any such taking exceed five percent (5%) of the lot area, as described on Exhibit "A", then this lease and the said term shall terminate at the election of the Tenant.


                                      XII

                                   INSURANCE

        The Tenant shall insure, at its sole expense, the building on the demised premises against the risk of fire. The Tenant shall provide, at its sole expense, public liability insurance, including property damage with a One Million Dollar ($1,000,000.00) limit and name Landlord as additional insured, and including death and personal injury with One Million Dollar ($1,000,000.00) limits.




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                                      XIII

                     TENANT'S OBLIGATION AT THE END OF TERM

        The Tenant shall at the expiration of said term peaceably yield up to the said Landlord all and singular the premises in such repair as the same are in at the commencement of said term or may be put in by the said Landlord or its representatives during the continuance thereof, reasonable wear and use thereof and such other damage, the obligation to repair which has hereinbefore been specifically provided for in this lease, only excepted.

                                      XIV

                    DEFAULT, INSOLVENCY ET CETERA OF TENANT

        If the Tenant shall neglect or fail to perform and observe any of the covenants in this instrument, which on its part are to be performed and such default shall continue for a period of thirty (30) days after the mailing of a written notice, postage prepaid from the Landlord to the Tenant specifying such default, or if the Tenant shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of any of its property for the benefit of creditors, then and in any of the said cases, the Landlord or those having their estate in said premises, lawfully may immediately or at any time thereafter and while such neglect or default continues and without further notice of demand, enter into and upon the premises or any part thereof in the name of the whole and repossess the same as of their former estate and expel the said Tenant and those


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claiming under it, and remove their effects (forcibly if necessary) without being taken or deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent, or preceding breach of covenant and that upon entry as aforesaid the said term shall cease and be ended.

                                       XV

                   REMOVAL OF FIXTURES AND STOCK IN TRADE AT

                                  END OF LEASE

        So far as the same are not inconsistent with the term of the lease, as hereinbefore provided, the Tenant at the expiration of this lease or within a period of thirty (30) days thereafter shall have the right to remove all fixtures, trade or otherwise, which it has installed upon the demised premises during the term of this lease, or by its assignor, during prior leases.

                                      XVI

                               OPTION FOR RENEWAL

        The Tenant shall have the right to extend the term of this lease for a period of thirty-six (36) months, beginning on April 1, 1995, and ending on March 31, 1998, upon the same terms, covenants, conditions and rent. The Tenant will be deemed to have elected such right to extend unless it has notified the Landlord, in writing, to the contrary.


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                                      XVII

                            COVENANTS AND AGREEMENTS

        All of the covenants, agreements and conditions of this lease shall accrue to the benefit of and be binding upon the respective parties hereto and their successors and assigns as if they were in every case named and express.
        This agreement and lease shall be deemed a Massachusetts contract and governed by the laws of the Commonwealth of Massachusetts.

                                     XVIII

                                QUIET ENJOYMENT

        The Landlord agrees that if the Tenant shall pay the rent as aforesaid and perform the covenants and agreements herein contained on its part to be paid and performed, the Tenant shall peaceably hold and enjoy the said rented premises without hindrance or interruption by the Landlord or by any other person or persons.

                                      XIX

                                    NOTICES

        All notices, demands and requests to be given hereunder by either party shall be in writing and must be sent by first class mail to the persons and at the addresses as contained in Exhibit "B" attached hereto.

                                       XX

                             LANDLORD'S COOPERATION

        If any provision of law, act, rule, code, regulation, ordinance or other provision of any state, municipal or

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other governmental department, board, bureau or agency having jurisdiction over the demised premises or any of the appurtenances thereunto belonging shall require that the owner of the demised premises join in, consent to or institute any action, proceeding or application with respect to the exercise by Tenant of any right, not in violation of the terms of the lease, for the enjoyment and use of the demised premises or of any buildings or improvements now or hereafter thereon, or the appurtenances thereunto belonging, Landlord agrees, to the extent that same is reasonable, free of expense to Tenant to give Landlord's consent thereto and Tenant may, in its name, in Landlord's name or in both names, institute such actions or proceedings and make such applications as shall be requisite for Tenant's enjoyment and use of the premises, and the appurtenances thereunto belonging. In the event the Landlord shall fail or neglect to comply with any of its obligations as set forth in this numbered article, Tenant may, in addition to any other remedies, as agent or attorney in fact or Landlord do all such things a Landlord is obligated hereunder to do and to execute, acknowledge and deliver all instruments required for Tenant to exercise its rights pursuant to this lease for the lawful enjoyment and use of the demised premises; and in any such case Landlord hereby irrevocably nominates, constitutes and appoints Tenant Landlord's proper and legal


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attorney in fact for such action, proceeding or application; and Tenant will indemnify and hold Landlord harmless from all such costs and expenses. All actions and proceedings shall be conducted, all applications shall be made, and all instructions and documents required shall be prepared by Tenant's attorney at Tenant's expense.


                                      XXI
                                CURING DEFAULTS

        If either party is required to perform or comply with any agreement or provision hereof and shall fail to do so within the time provided therefor (or if not time is provided therefore then within thirty (30) days after written demand for compliance shall have been received by any party hereto from the other unless such default shall be of such nature that same cannot be completely cured within such thirty (30) days period but the curing thereof has commenced within the said thirty (30) day period and shall thereafter be continued with reasonable diligence) then, in each such case, upon the expiration of the time provided in this article for the performance or compliance therewith or for the curing of same, the party demanding compliance may perform and comply therewith for the account and at the expense of the party failing to do so; and the party failing to do immediately upon receipt of an itemized invoice of the cost and expense thereof, agrees to pay promptly the reasonable cost and expense incurred by the other party




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hereto, with interest at the rate of ten percent (10%) per annum to the date payment is received. Should the Tenant be the party failing to make such payment, the cost and expense thereof shall be charged to Tenant as additional rent, which shall be paid by the Tenant on the next rent payment date following the date of receipt by Tenant of such invoice, and in the event such additional rent shall not be paid when due, it may be collected in the same manner as is herein provided for the collection of rent. Should the Landlord be the party failing to make such payment to the Tenant, then the Tenant, without impairing or affecting any other of its rights, shall have the right to withhold payment of all rent, and additional rent if any, until Tenant has recouped all such costs and expenses, with interest as aforesaid, to the date full payment is received. In any such case, if Landlord is in default hereunder, tenant, without impairing or affecting any other rights it may have for damages or otherwise, shall have the right to cancel and terminate this lease by giving written notice of Tenant's election to do so unless said default is cured within thirty (30) days of said written notice; and upon giving such notice the life of this lease shall cease and come to an end as of the date set forth in said notice, with the same force and effect as if the date set forth were the date originally fixed for the termination of the term and of any extended term thereof. In computing the

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time within which either party is required to comply with any covenant, agreement or provision of this lease, there shall be excluded therefrom periods of reasonable delay on account of war, "labor troubles", "Acts of God" and other unavoidable delays.

                                      XXII

                              BROKER'S COMMISSION

        The Landlord and Tenant covenant that this lease was directly negotiated between them and that no broker was involved in bringing about this agreement. No claim of a broker's fee shall be made against either party.

                                     XXIII

                               OPTION TO PURCHASE

        The Landlord and Tenant agree that the Tenant, their executors, administrators or assigns shall have the right on or before March 31, 1998 to give notice to the Landlord, their executors, administrators or assigns of their desire to purchase title to said premises free and clear of all encumbrances, hereby demised, and that the Landlord shall upon receipt of said notice and upon payment by the Tenant of the sum of Three Million Two Hundred Thousand Dollars ($3,200,000.00) and all rent accrued to that time, convey said premises unto the Tenant, their executors, administrators or assigns.

        The parties acknowledge and agree that the lack of a Chapter 21E Test Report demonstrating compliance with all environmental laws, regulations and standards in a form

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acceptable to the Tenant and any mortgage lender shall be deemed an encumbrance on the property. The Landlord shall bear the sole and full expense of all testing, reports, engineering and remedial work required to obtain full compliance with all environmental laws, regulations, rules and standards. The Landlord shall commence testing within thirty (30) days from a written notice received by the Landlord from the Tenant indicating Tenant's desire to exercise its option to purchase. The testing is to be completed within ninety (90) days from the receipt of said notice. Should environmental testing result in findings requiring remedial work to achieve compliance, then the Landlord shall complete the action required within one hundred eighty (180) days from the receipt of Tenant's notice exercising its option to purchase. Should the Landlord fail to perform its obligations within the time limits heretofore described, the Tenant will be entitled to the sole and exclusive option to cancel its notice and obligation to purchase free from any and all expense or to extend such time periods in each case for a period up to or equal to the original time limit as provided above. The Landlord shall not be required by this agreement to undertake remedial work exceeding Three Hundred Thousand Dollars ($300,000.00) in value and should the Landlord not


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undertake such measures as a result the Tenant shall be discharged at no expense from any obligation to purchase the realty of the Landlord.

        SIGNED the date above first written.

                                        LANDLORD:

                                        -----------------------------------
                                        /s/ Robert Gottsegen
                                        -----------------------------------
                                        BY:

                                        TENANT:
                                        VICTORY BUTTON, INC.

                                        /s/ President, Leonard J. Tocci
                                        -----------------------------------
                                        BY:

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                                ADDENDUM NO.1

     This Agreement shall comprise an Addendum to certain Lease Agreement between the parties dated March 6, 1992 for the land and building of the landlord located on Crawford Street, Fitchburg, Massachusetts.

     In consideration of the mutual covenants contained herein, the parties agree as follows:

     1. The Landlord agrees that the Tenant shall have the right to a second extension of the lease term for the period beginning April 1, 1998 and ending March 31, 2001, upon the same terms, covenants, conditions and rent. The Tenant will be deemed to have elected such right to extend unless it has notified the landlord in writing to the contrary.

     Signed this 10th day of May, 1993.


The Landlord:                        The Tenant:

By: /s/ ROBERT GOTTSEGEN             By: /s/ RICHARD M. TOCCI
    -------------------------            ---------------------------
    Robert Gottsegen, Trustee            Richard M. Tocci, President
    Gottsegen Realty Venture             Victory Button Co., Inc.